Press Release

    Date:    May 2, 2024                    Contact: Enstar Communications
    For Release: Immediately             Telephone: +1 (441) 292-3645

Enstar Group Limited Reports First Quarter 2024 Results

•Net Income Attributable to Enstar Ordinary Shareholders of $119 Million; Return on Equity of 2.4% Primarily Driven by Positive Investment Results
•Growth in Book Value per Ordinary Share of 1.7% to $349.41 (Fully Diluted* $341.53)
•Announced $400 Million Loss Portfolio Transaction with SiriusPoint, Subsequent to Quarter End
•Bermuda-based Wholly Owned Subsidiary, Cavello Bay Reinsurance Limited Assigned Insurer Financial Strength Rating of ‘A’ with Stable Outlook by S&P Global Ratings
* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.
HAMILTON, Bermuda - May 2, 2024 - Enstar Group Limited (Nasdaq: ESGR) today announced financial results for the first quarter 2024.
First Quarter 2024 Highlights:

•Net income attributable to Enstar ordinary shareholders of $119 million, or $8.02 per diluted ordinary share, compared to $424 million, or $24.79 per diluted ordinary share, for the three months ended March 31, 2023.
•Return on equity ("ROE") of 2.4% and Adjusted ROE* of 2.6% for the quarter compared to ROE and Adjusted ROE* of 9.5% and 6.8%, respectively, in the first quarter of 2023. The prior-year period’s ROE and Adjusted ROE* included a $194 million net gain recognized on the novation of Enhanzed Re reinsurance closed block of life annuity policies. Year-over-year ROE performance was also impacted by a decline in the gain from fair value changes in trading securities, funds held and other investments. First quarter 2024 Adjusted ROE* also excludes $25 million of net realized losses on our fixed maturities and fair value changes in trading securities and funds held.
•Run-off liability earnings ("RLE") of $24 million for the quarter (compared to RLE of $10 million in the prior-year period) was driven by favorable development on our professional indemnity/directors and officers and asbestos lines of business, partially offset by adverse development on our general casualty and environmental lines of business.
•Annualized total investment return (“TIR”) of 4.9% and Annualized Adjusted TIR* of 5.5% for the quarter compared to Annualized TIR and Annualized Adjusted TIR* of 9.5% and 6.3%, respectively, for the three months ended March 31, 2023. Recognized investment results in the first quarter of 2024 benefited from net investment income of $160 million and fair value change in other investments, including equities, of $104 million, partially offset by net realized and unrealized losses on our fixed maturities, including other comprehensive income (“OCI”), of $37 million.
•Enstar’s Bermuda-based wholly owned subsidiary Cavello Bay Reinsurance Limited was assigned an Insurer Financial Strength Rating of ‘A’ with stable outlook by S&P Global Ratings.
•Announced $400 million Loss Portfolio Transfer (“LPT”) agreement with SiriusPoint subsequent to quarter-end, to reinsure a portfolio of workers’ compensation business covering underwriting years 2018 to 2023.
Enstar Group Limited | 2024 Press Release                 1

* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.
Dominic Silvester, Enstar CEO, said:

“Our momentum continues with a growth in book value of 1.7% in the first quarter, driven by solid performance in our investment portfolio and another quarter of positive Run-Off Liability Earnings.
We were pleased to execute a $400 million Loss Portfolio Transfer with SiriusPoint earlier this week. The transaction expands our Workers’ Compensation portfolio, which is a line of business where we have a wealth of experience and have had significant success. We look forward to taking advantage of opportunities across our business throughout the year, as we stay focused on meeting the growing risk management needs of the (re)insurance sector while creating long-term value for our shareholders.”
Enstar Group Limited | 2024 Press Release                 2

Key Financial and Operating Metrics

We use the following GAAP and Non-GAAP measures to monitor the performance of and manage the company:

	Three Months Ended
	March 31,		$ / pp / bp Change
	2024	2023
	(in millions of U.S. dollars, except per share data)
Key Earnings Metrics
Net income attributable to Enstar ordinary shareholders	$119	$424	$(305)
Adjusted operating income attributable to Enstar ordinary shareholders*	$141	$401	$(260)
ROE	2.4%	9.5%	(7.1)	pp
Adjusted ROE*	2.6%	6.8%	(4.2)	pp

Key Run-off Metrics
Prior period development	$24	$10	$14
Adjusted prior period development*	$24	$36	$(12)
RLE	0.2%	0.1%	0.1	pp
Adjusted RLE*	0.2%	0.3%	(0.1)	pp

Key Investment Return Metrics
Total investable assets	$17,677	$17,773	$(96)
Adjusted total investable assets*	$18,466	$18,767	$(301)
Annualized investment book yield	4.36%	3.58%	78	bp
TIR	4.9%	9.5%	(4.6)	pp
Adjusted TIR*	5.5%	6.3%	(0.8)	pp

	As of
Key Shareholder Metrics	March 31, 2024	December 31, 2023
Book value per ordinary share	$349.41	$343.45	$5.96
Fully diluted book value per ordinary share*	$341.53	$336.72	$4.81

pp - Percentage point(s)
bp - Basis point(s)
*Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

Enstar Group Limited | 2024 Press Release                 3

Results of Operations By Segment - For the Three Months Ended March 31, 2024 and 2023

Run-off Segment
The following is a discussion and analysis of the results of operations for our Run-off segment.

	Three Months Ended
	March 31,		$ Change
	2024	2023
REVENUES	(in millions of U.S. dollars)
Net premiums earned	$11	$8	$3
Other income:
Reduction in estimates of net ultimate defendant A&E liabilities - prior periods	—	2	(2)
Reduction in estimated future defendant A&E expenses	1	1	—
All other income	2	2	—
Total other income	3	5	(2)
Total revenues	14	13	1

EXPENSES
Net incurred losses and LAE:
Current period	5	10	(5)
Prior periods:
Reduction in estimates of net ultimate losses	(6)	(15)	9
Reduction in provisions for ULAE	(17)	(18)	1
Total prior periods	(23)	(33)	10
Total net incurred losses and LAE	(18)	(23)	5
Acquisition costs	1	2	(1)
General and administrative expenses	42	39	3
Total expenses	25	18	7

SEGMENT NET LOSS	$(11)	$(5)	$(6)
Overall Results
Three Months Ended March 31, 2024 versus 2023: Net loss from our Run-off segment was $11 million compared to net loss of $5 million in the comparative quarter, primarily due to:
•A $10 million decrease in favorable PPD in the current quarter, mainly driven by a $9 million increase in the reduction in estimates of net ultimate losses in the comparative quarter.
◦During the first quarter of 2024, the net favorable development was primarily due to favorable development on our Professional Indemnity/Directors and Officers line of business of $29 million driven by favorable claims experience and favorable development on our Asbestos line of business of $24 million resulting from actuarial analysis. These were partially offset by adverse development on our General Casualty line of business of $18 million driven by adverse claims experience and adverse development on our Environmental line of business of $25 million due to results from actuarial reviews in the period.
◦In comparison, during the first quarter of 2023 we recognized favorable development of $11 million on our workers’ compensation line of business as a result of favorable claims experience, most notably in the 2021 acquisition year.
•A net favorable change in current period net incurred losses and LAE and acquisition costs of $6 million.
Enstar Group Limited | 2024 Press Release                 4

Investments Segment
The following is a discussion and analysis of the results of operations for our Investments segment.

	Three Months Ended
	March 31,		$ Change
	2024	2023
	(in millions of U.S. dollars)
REVENUES
Net investment income:
Fixed maturities	$142	$131	$11
Cash and restricted cash	8	5	3
Other investments, including equities	20	24	(4)
Less: Investment expenses	(10)	(4)	(6)
Total net investment income	160	156	4
Net realized losses:
Fixed maturities	(6)	(18)	12
Total net realized losses	(6)	(18)	12
Fair value changes in:
Fixed maturities, trading	(19)	59	(78)
Other investments, including equities	104	147	(43)
Total fair value changes in trading securities and other investments	85	206	(121)
Total revenues	239	344	(105)

EXPENSES
General and administrative expenses	10	11	(1)
Total expenses	10	11	(1)

(Loss) income from equity method investments	(5)	11	(16)

SEGMENT NET INCOME	$224	$344	$(120)
Overall Results
Three Months Ended March 31, 2024 versus 2023: Net income from our Investments segment was $224 million for the three months ended March 31, 2024 compared to net income of $344 million for the three months ended March 31, 2023. The variance of $120 million was primarily due to:
•a decrease in the gain from fair value changes in fixed maturities of $78 million, primarily as a result of increases in interest rates across U.S., U.K. and European markets in the current period, in comparison to decreases in interest rates in the comparative period;
•fair value change in other investments, including equities, of $104 million, compared to $147 million in the comparative period. The decrease of $43 million was primarily driven by:
◦a decrease in gain in the fair value change in other investments of $18 million for the three months ended March 31, 2024, primarily driven by an unfavorable variance in the fair value change of an embedded derivative in relation to the Aspen LPT, partially offset by increases in the fair value change related to CLO equity funds, private equity funds, real estate funds and high yield bond and loan funds relative to the comparative quarter; and
◦a decrease in the gain in fair value changes in equities of $16 million for the three months ended March 31, 2024, largely as a result of the reduced amount of equities within the investment portfolio relative to the comparative quarter.
•an increase in our net investment income of $4 million, which is primarily due to the reinvestment of fixed maturities at higher yields, deployment of consideration received from deals closed over the past 12 months and the impact of rising interest rates on the $3.1 billion of our average fixed maturities outstanding during the
Enstar Group Limited | 2024 Press Release                 5

current period that are subject to floating interest rates. Our floating rate investments generated net investment income of $58 million, an increase of $2 million in comparison to the comparative quarter.
Income and (Loss) by Segment - For the Three Months Ended March 31, 2024 and 2023

	Three Months Ended
	March 31,
	2024	2023	$ Change
	(in millions of U.S. dollars)
REVENUES
Run-off	$14	$13	$1
Investments	239	344	(105)
Assumed Life (1)	—	275	(275)
Subtotal	253	632	(379)
Corporate and other (1)	(3)	—	(3)
Total revenues	$250	$632	$(382)

SEGMENT NET INCOME (LOSS)
Run-off	$(11)	$(5)	$(6)
Investments	224	344	(120)
Assumed Life (1)	—	275	(275)
Total segment net income	213	614	(401)
Corporate and other (1)	(94)	(190)	96
NET INCOME ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$119	$424	$(305)

(1) Effective January 1, 2024, Assumed Life and Legacy Underwriting were determined to no longer meet the definition of reportable segments and their residual income and loss activities were prospectively included in Corporate and other activities. Activities prior to January 1, 2024 are recorded in their respective segments. In addition, Legacy Underwriting had no revenue or income activity for the three months ended March 31, 2024 and 2023 and therefore is excluded from the table above.
For additional detail on the former Assumed Life and Legacy Underwriting segments and Corporate and other activities, please refer to our Quarterly Report on Form 10-Q for the period ended March 31, 2024.
Enstar Group Limited | 2024 Press Release                 6

Cautionary Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘aim’, ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future events or performance. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2023 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

About Enstar

Enstar is a NASDAQ-listed leading global (re)insurance group that offers capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe and Australia. A market leader in completing legacy acquisitions, Enstar has acquired over 115 companies and portfolios since its formation. For further information about Enstar, see www.enstargroup.com.

Contacts

For Investors: Matthew Kirk (investor.relations@enstargroup.com)
For Media: Jenna Kerr (communications@enstargroup.com)
Enstar Group Limited | 2024 Press Release                 7

ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2024 and 2023

	Three Months Ended March 31,
	2024	2023
	(expressed in millions of U.S. dollars, except share and per share data)
REVENUES
Net premiums earned	$11	$8
Net investment income	160	156
Net realized losses	(6)	(18)
Fair value changes in trading securities, funds held and other investments	85	206
Other income	—	280
Total revenues	250	632

EXPENSES
Net incurred losses and loss adjustment expenses
Current period	5	10
Prior periods	(24)	(10)
Total net incurred losses and loss adjustment expenses	(19)	—
Amortization of net deferred charge assets	30	17
Acquisition costs	1	2
General and administrative expenses	87	89
Interest expense	22	23
Net foreign exchange gains	(9)	(6)
Total expenses	112	125

INCOME BEFORE INCOME TAXES	138	507
Income tax (expense) benefit	(5)	1
(Loss) income from equity method investments	(5)	11
NET INCOME	128	519
Net income attributable to noncontrolling interest	—	(86)
NET INCOME ATTRIBUTABLE TO ENSTAR GROUP LIMITED	128	433
Dividends on preferred shares	(9)	(9)
NET INCOME ATTRIBUTABLE TO ENSTAR GROUP LIMITED ORDINARY SHAREHOLDERS	$119	$424

Earnings per ordinary share attributable to Enstar:
Basic	$8.13	$24.97
Diluted	$8.02	$24.79
Weighted average ordinary shares outstanding:
Basic	14,641,158	16,980,240
Diluted	14,833,840	17,100,954
Enstar Group Limited | 2024 Press Release                 8

ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2024 and 2023

	March 31, 2024	December 31, 2023
	(in millions of U.S. dollars, except share data)
ASSETS
Short-term investments, trading, at fair value	$6	$2
Short-term investments, available-for-sale, at fair value (amortized cost: 2024 — $41; 2023 — $62)	41	62
Fixed maturities, trading, at fair value	1,862	1,949
Fixed maturities, available-for-sale, at fair value (amortized cost: 2024 — $5,462; 2023 — $5,642; net of allowance: 2024 — $17; 2023 — $16)	5,046	5,261
Funds held	4,880	5,251
Equities, at fair value (cost: 2024 — $602; 2023 — $615)	738	701
Other investments, at fair value (includes consolidated variable interest entity: 2024 - $97; 2023 - $59)	4,018	3,853
Equity method investments	326	334
Total investments	16,917	17,413
Cash and cash equivalents (includes consolidated variable interest entity: 2024 — $0; 2023 — $8)	450	564
Restricted cash and cash equivalents	310	266
Accrued interest receivable	73	71
Reinsurance balances recoverable on paid and unpaid losses (net of allowance: 2024 — $121; 2023 — $131)	692	740
Reinsurance balances recoverable on paid and unpaid losses, at fair value	207	217
Insurance balances recoverable (net of allowance: 2024 and 2023 — $5)	170	172
Net deferred charge assets	701	731
Other assets	745	739
TOTAL ASSETS	$20,265	$20,913
LIABILITIES
Losses and loss adjustment expenses	$10,452	$11,196
Losses and loss adjustment expenses, at fair value	1,098	1,163
Defendant asbestos and environmental liabilities	556	567
Insurance and reinsurance balances payable	107	43
Debt obligations	1,832	1,831
Other liabilities (includes consolidated variable interest entity: 2024 — $0; 2023 — $1)	474	465
TOTAL LIABILITIES	14,519	15,265
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Voting ordinary Shares (par value $1 each, issued and outstanding 2024: 15,224,431; 2023: 15,196,685)	15	15
Preferred Shares:
Series C Preferred Shares (issued and held in treasury 2024 and 2023: 388,571)	—	—
Series D Preferred Shares (issued and outstanding 2024 and 2023: 16,000; liquidation preference $400)	400	400
Series E Preferred Shares (issued and outstanding 2024 and 2023: 4,400; liquidation preference $110)	110	110
Treasury Shares, at cost:
Series C Preferred shares (2024 and 2023: 388,571)	(422)	(422)
Joint Share Ownership Plan (voting ordinary shares, held in trust 2024 and 2023: 565,630)	(1)	(1)
Additional paid-in capital	585	579
Accumulated other comprehensive loss	(364)	(336)
Retained earnings	5,309	5,190
Total Enstar Shareholders’ Equity	5,632	5,535
Noncontrolling interests	114	113
TOTAL SHAREHOLDERS’ EQUITY	5,746	5,648
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$20,265	$20,913
Enstar Group Limited | 2024 Press Release                 9

Non-GAAP Financial Measures

In addition to our key financial measures presented in accordance with GAAP, we present other non-GAAP financial measures that we use to manage our business, compare our performance against prior periods and against our peers, and as performance measures in our incentive compensation program.
These non-GAAP financial measures provide an additional view of our operational performance over the long-term and provide the opportunity to analyze our results in a way that is more aligned with the manner in which our management measures our underlying performance.
The presentation of these non-GAAP financial measures, which may be defined and calculated differently by other companies, is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Some of the adjustments reflected in our non-GAAP measures are recurring items, such as the exclusion of adjustments to net realized (gains)/losses and fair value changes on fixed maturity investments recognized in our statements of operations, the fair value of certain of our loss reserve liabilities for which we have elected the fair value option, and the amortization of fair value adjustments.
Management makes these adjustments in assessing our performance so that the changes in fair value due to interest rate movements, which are applied to some but not all of our assets and liabilities as a result of preexisting accounting elections, do not impair comparability across reporting periods.
It is important for the readers of our periodic filings to understand that these items will recur from period to period.
However, we exclude these items for the purpose of presenting a comparable view across reporting periods of the impact of our underlying claims management and investments without the effect of interest rate fluctuations on assets that we anticipate to hold to maturity and non-cash changes to the fair value of our reserves.
Similarly, our non-GAAP measures reflect the exclusion of certain items that we deem to be nonrecurring, unusual or infrequent when the nature of the charge or gain is such that it is not reasonably likely that such item may recur within two years, nor was there a similar charge or gain in the preceding two years. This includes adjustments related to bargain purchase gains on acquisitions of businesses, net gains or losses on sales of subsidiaries, net assets of held for sale or disposed subsidiaries classified as discontinued operations and other items that we separately disclose.
The following table presents more information on each non-GAAP measure. The results and GAAP reconciliations for these measures are set forth further below.

Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Fully diluted book value per ordinary share
Total Enstar ordinary shareholders' equity

Divided by

Number of ordinary shares outstanding, adjusted for:
-the ultimate effect of any dilutive securities (which include restricted shares, restricted share units, directors’ restricted share units and performance share units) on the number of ordinary shares outstanding

Increases the number of ordinary shares to reflect the exercise of equity awards granted but not yet vested as, over the long term, this presents both management and investors with a more economically accurate measure of the realizable value of shareholder returns by factoring in the impact of share dilution.

We use this non-GAAP measure in our incentive compensation program.

Enstar Group Limited | 2024 Press Release                 10

Adjusted return on equity (%)	Adjusted operating income (loss) attributable to Enstar ordinary shareholders divided by adjusted opening Enstar ordinary shareholder's equity
Calculating the operating income (loss) as a percentage of our adjusted opening Enstar ordinary shareholders' equity provides a more consistent measure of the performance of our business by enabling comparison between the financial periods presented.

We eliminate the impact of fair value changes and net realized (gains) losses on fixed maturities and funds-held directly managed and the change in fair value of insurance contracts for which we have elected the fair value option, as:
•we typically hold most of our fixed maturities until the earlier of maturity or the time that they are used to fund any settlement of related liabilities which are generally recorded at cost; and
•removing the fair value option improves comparability since there are limited acquisition years for which we elected the fair value option.

Therefore, we believe that excluding their impact on our earnings improves comparability of our core operational performance across periods.

We include fair value adjustments as non-GAAP adjustments to the adjusted operating income (loss) attributable to Enstar ordinary shareholders as they are non-cash charges that are not reflective of the impact of our claims management strategies on our loss portfolios.

We eliminate the net gain (loss) on the purchase and sales of subsidiaries and net income from discontinued operations, as these items are not indicative of our ongoing operations.

We use this non-GAAP measure in our incentive compensation program.

Adjusted operating income (loss) attributable to Enstar ordinary shareholders (numerator)
Net income (loss) attributable to Enstar ordinary shareholders, adjusted for:
-fair value changes and net realized (gains) losses on fixed maturities and funds held-directly managed,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
-amortization of fair value adjustments,
-net gain/loss on purchase and sales of subsidiaries (if any),
-net income from discontinued operations (if any),
-tax effects of adjustments, and
-adjustments attributable to noncontrolling interests

Adjusted opening Enstar ordinary shareholders' equity (denominator)
Opening Enstar ordinary shareholders' equity, less:
-fair value changes on fixed maturities and funds held-directly managed,
-fair value of insurance contracts for which we have elected the fair value option (1),
-fair value adjustments, and
-net assets of held for sale or disposed subsidiaries classified as discontinued operations (if any)

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Adjusted run-off liability earnings (%)	Adjusted PPD divided by average adjusted net loss reserves.
Calculating the RLE as a percentage of our adjusted average net loss reserves provides a more meaningful and comparable measurement of the impact of our claims management strategies on our loss portfolios across acquisition years and also to our overall financial periods.

We use this measure to evaluate the impact of our claims management strategies because it provides visibility into our ability to settle our claims obligations for amounts less than our initial estimate at the point of acquiring the obligations.

The following components of periodic recurring net incurred losses and LAE and net loss reserves are not considered key components of our claims management performance for the following reasons:

•Prior to the settlement of the contractual arrangements, the results of our Legacy Underwriting segment were economically transferred to a third party primarily through use of reinsurance and a Capacity Lease Agreement(3); as such, the results were not a relevant contribution to Adjusted RLE, which is designed to analyze the impact of our claims management strategies(2);
•The change in fair value of insurance contracts for which we have elected the fair value option(1) has been removed to support comparability between the two acquisition years for which we elected the fair value option in reserves assumed and the acquisition years for which we did not make this election (specifically, this election was only made in the 2017 and 2018 acquisition years and the election of such option is irrevocable); and
•The amortization of fair value adjustments are non-cash charges that obscure our trends on a consistent basis.

We include our performance in managing claims and estimated future expenses on our defendant A&E liabilities because such performance is relevant to assessing our claims management strategies even though such liabilities are not included within the loss reserves.

We use this measure to assess the performance of our claim strategies and part of the performance assessment of our past acquisitions.

Adjusted prior period development (numerator)
Prior period net incurred losses and LAE, adjusted to:
Remove:
-Legacy Underwriting(2) operations
-amortization of fair value adjustments,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
and
Add:
-the reduction/(increase) in estimates of net ultimate liabilities and reduction in estimated future expenses of our defendant A&E liabilities.

Adjusted net loss reserves (denominator)
Net losses and LAE, adjusted to:
Remove:
-Legacy Underwriting(2) net loss reserves
-current period net loss reserves
-net fair value adjustments associated with the acquisition of companies,
-the fair value adjustments for contracts for which we have elected the fair value option (1) and
Add:
-net nominal defendant A&E liability exposures and estimated future expenses.

Adjusted total investment return (%)	Adjusted total investment return (dollars) recognized in earnings for the applicable period divided by period average adjusted total investable assets.	Provides a key measure of the return generated on the capital held in the business and is reflective of our investment strategy.

Provides a consistent measure of investment returns as a percentage of all assets generating investment returns.

We adjust our investment returns to eliminate the impact of the change in fair value of fixed maturities (both credit spreads and interest rates), as we typically hold most of these investments until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost.
Adjusted total investment return ($) (numerator)
Total investment return (dollars), adjusted for:
-fair value changes in fixed maturities, trading and funds held-directly managed; and
-unrealized (gains) losses on fixed maturities, AFS included within OCI, net of reclassification adjustments and excluding foreign exchange.

Adjusted average aggregate total investable assets (denominator)
Total average investable assets, adjusted for:
-net unrealized (gains) losses on fixed maturities, AFS included within AOCI
-fair value changes in fixed maturities, trading and funds held-directly managed

(1) Comprises the discount rate and risk margin components.
(2) As of January 1, 2024, not applicable. Refer to Note 2 - "Segment Information" of our Quarterly Report on Form 10-Q for the period ended March 31, 2024
(3) The reinsurance contractual arrangements (including the Capacity Lease Agreement) were settled during the second quarter of 2023. Other than the settlement of these arrangements, we did not record any other transactions in the Legacy Underwriting segment in 2023.
Enstar Group Limited | 2024 Press Release                 12

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of BVPS to Fully Diluted BVPS*:

	March 31, 2024			December 31, 2023
	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1)	Ordinary Shares	Per Share Amount
	(in millions of U.S. dollars, except share and per share data)
Book value per ordinary share	$5,122	14,658,801	$349.41	$5,025	14,631,055	$343.45
Non-GAAP adjustment:
Share-based compensation plans		338,576			292,190
Fully diluted book value per ordinary share*	$5,122	14,997,377	$341.53	$5,025	14,923,245	$336.72
(1) Equity comprises Enstar ordinary shareholders' equity, which is calculated as Enstar shareholders' equity less preferred shares ($510 million) prior to any non-GAAP adjustments.
The table below presents a reconciliation of ROE to Adjusted ROE* and Annualized ROE to Annualized Adjusted ROE*:

	Three Months Ended
	March 31, 2024				March 31, 2023
	Net (loss) earnings (1)	Opening equity (1) (2)	(Adj) ROE	Annualized (Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE
	(in millions of U.S. dollars)
Net (loss) earnings/Opening equity/ROE/Annualized ROE (1)	$119	$5,025	2.4%	9.5%	$424	$4,464	9.5%	38.0%
Non-GAAP adjustments:
Remove:
Net realized losses on fixed maturities, AFS (2) / Cumulative fair value changes to fixed maturities, AFS (3)	6	380			18	647
Fair value changes on fixed maturities, trading (2) / Fair value changes on fixed maturities, trading (3)	14	234			(40)	400
Fair value changes on funds held - directly managed (2) / Fair value changes on funds held - directly managed (3)	5	111			(19)	780
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (4)	(4)	(246)			20	(294)
Amortization of fair value adjustments / Fair value adjustments	3	(107)			3	(124)
Tax effects of adjustments (5)	(2)	—			(3)	—
Adjustments attributable to noncontrolling interests (6)	—	—			(2)	—
Adjusted operating (loss) income/Adjusted opening equity/Adjusted ROE/Annualized adjusted ROE*	$141	$5,397	2.6%	10.5%	$401	$5,873	6.8%	27.3%
(1) Net income (loss) comprises net income (loss) attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Net realized gains (losses) on fixed maturities, AFS are included in net realized gains (losses) in our condensed consolidated statements of operations. Fair value changes in our fixed maturities, trading and funds held - directly managed are included in fair value changes in trading securities, funds held and other investments in our condensed consolidated statements of operations.
(3) Our fixed maturities are held directly on our balance sheet and also within the "Funds held" balance.
(4) Comprises the discount rate and risk margin components.
(5) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
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(6) Represents the impact of the adjustments on the net income (loss) attributable to noncontrolling interests associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.
The tables below present a reconciliation of RLE to Adjusted RLE*:

	Three Months Ended	As of			Three Months Ended
	March 31, 2024	March 31, 2024	December 31, 2024	March 31, 2024	March 31, 2024
	RLE / PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE %	$24	$10,827	$11,585	$11,206	0.2%
Non-GAAP adjustments for expenses (income):
Net loss reserves - current period	—	(5)	—	(3)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	3	103	107	105
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(4)	249	246	248
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	—	516	527	522
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	1	32	33	33
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE %*	$24	$11,722	$12,498	$12,111	0.2%

	Three Months Ended	As of			Three Months Ended
	March 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023	March 31, 2023
	RLE / PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE %	$10	$11,226	$12,011	$11,619	0.1%
Non-GAAP adjustments for expenses (income):
Net loss reserves - current period	—	(9)	—	(5)
Legacy Underwriting	—	—	(139)	(70)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	3	121	124	123
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	20	278	294	286
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	2	560	572	566
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	1	34	35	35
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE %*	$36	$12,210	$12,897	$12,554	0.3%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

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The tables below present a reconciliation of our Annualized TIR to our Annualized Adjusted TIR*:

	Three Months Ended
	March 31, 2024	March 31, 2023
	(in millions of U.S. dollars)
Net investment income	$160	$156
Net realized losses	(6)	(18)
Fair value changes	85	206
(Loss) income from equity method investments	(5)	11
Other comprehensive income:
Unrealized (losses) gains on fixed maturities, AFS, net of reclassification adjustments excluding foreign exchange	(12)	87
TIR ($)	$222	$442

Non-GAAP adjustment:
Net realized losses (gains) on fixed maturities, AFS and fair value changes in trading and funds held - directly managed	$25	$(41)
Unrealized losses (gains) on fixed maturities, AFS, net of reclassification adjustments excluding foreign exchange	12	(87)
Adjusted TIR ($)*	$259	$314

Total investments	$16,917	$16,630
Cash and cash equivalents, including restricted cash and cash equivalents	760	1,143
Total investable assets	$17,677	$17,773

Average aggregate invested assets, at fair value (1)	18,021	18,615
Annualized TIR % (2)	4.9%	9.5%
Non-GAAP adjustment:
Net unrealized losses on fixed maturities, AFS included within AOCI and fair value changes on fixed maturities, trading and funds held - directly managed	789	994
Adjusted investable assets*	$18,466	$18,767

Adjusted average aggregate invested assets, at fair value* (3)	$18,778	$20,020
Annualized adjusted TIR %* (4)	5.5%	6.3%
(1) This amount is a two period average of the total investable assets for the three months ended March 31, 2024 and 2023 as presented above, and is comprised of amounts disclosed in our quarterly and annual U.S. GAAP consolidated financial statements.
(2) Annualized TIR % is calculated by dividing the annualized TIR ($) by average aggregate invested assets, at fair value.
(3) This amount is a two period average of the adjusted investable assets* for the three months ended March 31, 2024 and 2023 as presented above.
(4) Annualized adjusted TIR %* is calculated by dividing the annualized adjusted TIR* ($) by adjusted average aggregate invested assets, at fair value*.
*Non-GAAP measure.
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